Ex. 99.1

NEWS – FOR IMMEDIATE RELEASE

ARGAN, INC. ANNOUNCES RECORD FIRST QUARTER PROFITS

June 12, 2008 — Rockville, MD — Argan, Inc. (Amex: AGX) today announced financial results for the first quarter of its fiscal year 2009 ended April 30, 2008.

Net sales for the three months ended April 30, 2008 were $48.4 million compared to $50.4 million for the three months ended April 30, 2007. Argan’s wholly-owned subsidiary, Gemma Power Systems, contributed $44 million, or 91% of total revenues for the quarter ended April 30, 2008 compared to $43.3 million or 86% of total revenues for the quarter ended April 30, 2007. Combined revenues for the quarter ended April 30, 2008 at Argan’s other wholly-owned subsidiaries decreased to $4.4 million or 9% of total revenues from $7.1 million or 14% of total revenues in the quarter ended April 30, 2007.

Commenting on the revenues for the quarter, Rainer Bosselmann, Chairman and Chief Executive Officer stated, “Revenues at Gemma were negatively affected in the first quarter by a contract to construct an ethanol facility that was suspended during the first quarter. While it slowed our short term sales growth, we anticipate strong second quarter revenue from Gemma. Furthermore, subsequent to the close of the first quarter, two major corporate developments occurred which should have a positive impact on our business during the remainder of 2008 and beyond. We announced an engineering, procurement and construction agreement with Pacific Gas & Electric Company in the amount of $340 million for the design and construction of a natural gas-fired power plant in Colusa, California. The Colusa facility will be a 640 megawatt combined cycle facility and construction is expected to be completed during the summer of 2010. Gemma realized some revenues from this project in the first quarter under the interim notice to proceed that it received in December, and expects revenue from this project to substantially increase in the second and third quarters.”

Mr. Bosselmann continued, “Subsequent to the quarter end, we also announced our new partnership with Invenergy Wind Management LLC for the design and construction of wind farms located from the Mid-Western region of the United States into Canada. This partnership significantly enhances our positioning in the alternative energy space and provides a significant new potential earnings stream.”

The Company believes that its Non-GAAP Measurement of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) provides investors with a valuable supplemental measure of our operating performance. EBITDA for the quarter ended April 30, 2008 was $3.7 million, or 7.7% of sales, compared to an EBITDA loss of $348,000 million for the fiscal quarter ended April 30, 2007.

Mr. Bosselmann continued, “We are moderately pleased with our margin performance for the quarter. Higher gross margins due to strong project performances and lower SG&A as a percentage of sales helped drive improved EBITDA to over 7% of sales, with Gemma reporting an 11% EBITDA margin on a stand alone basis.”

Mr. Bosselmann concluded, “We are enthusiastic about the breadth and size of business opportunities that lie ahead of us. We have replenished our backlog with the large Colusa contract which is now ramping up, and the Invenergy partnership is an extremely exciting long term opportunity for us.”

About Argan, Inc.

Argan is a publicly traded holding company focusing on companies that provide products and services to growth industries. Argan’s primary business is designing and building energy plants for the rapidly growing alternative energy sector through its Gemma Power Systems subsidiary. Argan has two other subsidiaries: Southern Maryland Cable, which provides inside premise wiring services to the federal government including military installations and government office sites requiring high-level security clearance and also provides underground and aerial construction services and splicing to major telecommunications and utilities customers; and Vitarich Laboratories, a vertically integrated private label manufacturer that manufactures, packages and distributes premium nutraceutical products, including nutritional and whole food dietary supplements and other personal healthcare products.

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." Argan’s financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the Securities and Exchange Commission.

Company Contacts:	Investor Relations Contacts:
Rainer Bosselmann/Arthur Trudel	John Nesbett/Jennifer Belodeau
301.315.0027	Institutional Marketing Services (IMS)
203.972.9200

TABLES TO FOLLOW

ARGAN, INC. AND SUBSIDIARIES
Consolidated Statements of Operations

	Quarter ended April 30,
	(unaudited)
	2008	2007
Net sales
Power industry services	$44,008,000	$43,354,000
Nutritional products	2,399,000	4,949,000
Telecommunication infrastructure services	1,999,000	2,129,000
Net sales	48,406,000	50,432,000
Cost of sales
Power industry services	38,576,000	43,245,000
Nutritional products	2,323,000	4,166,000
Telecommunication infrastructure services	1,774,000	1,843,000
Cost of sales	42,673,000	49,254,000
Gross profit	5,733,000	1,178,000
Selling, general and administrative expenses	4,011,000	4,561,000
Income (loss) from operations	1,722,000	(3,383,000)
Interest expense	(120,000)	(204,000)
Interest income	504,000	633,000
Income (loss) from operations before income taxes	2,106,000	(2,954,000)
Income tax (expense) benefit	(551,000)	939,000
Net income (loss)	$1,555,000	$(2,015,000)

Basic and diluted income (loss) per share	$0.14	$(0.18)
Weighted average number of shares outstanding:
Basic	11,118,000	11,094,000
Diluted	11,429,000	11,094,000

Reconciliation to EBITDA

	Quarter ended April 30,
	(unaudited)
	2008	2007

Net income (loss), as reported	$1,555,000	$(2,015,000)
Interest expense	120,000	204,000
Income tax expense (benefit)	551,000	(939,000)
Amortization of purchased intangible assets	772,000	2,064,000
Depreciation and other amortization	339,000	324,000
Stock option compensation expense	397,000	14,000

EBITDA	$3,734,000	$(348,000)

Management uses EBITDA, a non-GAAP financial measure, for planning purposes, including the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that EBITDA provides additional insight for analysts and investors in evaluating the Company's financial and operational performance and in assisting investors in comparing the Company's financial performance to those of other companies in the Company's industry. However, EBITDA is not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from our GAAP results of operations. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the Company's GAAP and non-GAAP financial results is provided above and investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company's SEC filings.

ARGAN, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	April 30,	January 31,
	2008	2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$66,645,000	$66,827,000
Escrowed cash	10,315,000	14,398,000
Accounts receivable, net of allowance for doubtful accounts	31,053,000	30,239,000
Estimated earnings in excess of billings	329,000	242,000
Inventories, net of reserve for obsolescence	2,921,000	2,808,000
Current deferred tax assets	913,000	406,000
Prepaid expenses and other current assets	1,419,000	1,330,000
TOTAL CURRENT ASSETS	113,595,000	116,250,000
Property and equipment, net of accumulated depreciation	2,706,000	2,892,000
Goodwill	20,337,000	20,337,000
Other purchased intangible assets, net of accumulated amortization	4,524,000	5,296,000
Deferred tax assets	1,372,000	828,000
Other assets	230,000	260,000
TOTAL ASSETS	$142,764,000	$145,863,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$34,687,000	$35,483,000
Accrued expenses	6,782,000	9,370,000
Billings in excess of cost and earnings	51,217,000	52,313,000
Current portion of long-term debt	2,566,000	2,581,000
TOTAL CURRENT LIABILITIES	95,252,000	99,747,000
Long-term debt	3,503,000	4,134,000
Other liabilities	93,000	116,000
TOTAL LIABILITIES	98,848,000	103,997,000
STOCKHOLDERS' EQUITY
Preferred stock, par value $0.10 per share; 500,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.15 per share; 30,000,000 shares authorized; 11,123,259 and 11,113,534 shares issued at 4/30/08 and 1/31/08, and 11,120,026 and 11,110,301 shares outstanding at 4/30/08 and 1/31/08, respectively	1,668,000	1,667,000
Warrants outstanding	834,000	834,000
Additional paid-in capital	58,331,000	57,861,000
Accumulated other comprehensive loss	(83,000)	(107,000)
Accumulated deficit	(16,801,000)	(18,356,000)
Treasury stock, at cost; 3,233 shares at 4/30/08 and 1/31/08	(33,000)	(33,000)
TOTAL STOCKHOLDERS' EQUITY	43,916,000	41,866,000
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$142,764,000	$145,863,000